UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

Forticell Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2008, we entered into an Agreement with Paul Royalty Fund, L.P. (“PRF”), whereby they agreed to sell all their preferred and common stock and warrants to us, consisting of: 500 shares each of our Series A-1 and Series A-2 preferred stock which has an aggregate liquidation preference of $10,000,000 and were together convertible into 11,000,000 shares of our common stock, 21,434 shares of our common stock and a Series E warrant to purchase 556 shares of our common stock at $3.40 per share, for a contingent payment to be made by us to PRF of either $5,000,000 should we obtain approval from the FDA for the commercial sale of our Orcel® for the treatment of venous leg ulcers by September 22, 2009, or $2,000,000 should we obtain such FDA approval after September 22, 2009 but before September 23, 2010. Such payments are secured by all our Orcel® intellectual property, albeit with respect to patents and trademarks only those applied for and registered in the United States. There will be no payment if we obtain such FDA approval after September 22, 2010.

The foregoing description of this Agreement is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 16, 2008, John Leone, our lead director, resigned from our board of directors. At a meeting of our board of directors held on September 17, 2008, Shepard Goldberg was elected chairman, Raphael Hofstein was designated to replace John Leone on our compensation committee and Alan W. Schoenbart, our chief executive and financial officer, was elected a director to fill the vacancy created by Mr. Leone’s resignation.

Item 8.01 Other Events.

We have submitted a request to the FDA for a 180 day extension beyond October 23, 2008 to file our response to their letter of April, 23, 2008 regarding the amendments to our Pre-Market Application for approval for the commercial sale of our Orcel® product to treat venous leg ulcers. Such extension, if granted, would give us until mid April 2009 to file our response.

 Item 9.01 Financial Statements and Exhibits

10.1	Agreement dated September 22, 2008 by and between PRF and Forticell Bioscience, Inc.
10.2	Security Agreement dated September 22, 2008 between PRF and Forticell Bioscience, Inc.
10.3	Patent Security Agreement dated September 22, 2008 between PRF and Forticell Bioscience, Inc.
10.4	Release dated September 22, 2008 by PRF in favor of Forticell Bioscience, Inc.
10.5	Release dated September 22 2008 by the Registrant in favor of PRF.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forticell Bioscience, Inc. (Registrant)

Date: September 22, 2008	By:	/s/ Alan W. Schoenbart
Chief Financial Officer